Exhibit 99.1

PRESS RELEASE

Dated: March 24, 2006

FOR IMMEDIATE DISTRIBUTION

CONTACT: Ronald E. Baron

Senior Vice President & Chief Financial Officer

434-292-8119 or Ron.Baron@greatbanksva.com

Citizens Bancorp of Virginia Announces

First Quarter Dividend

BLACKSTONE, VA – Citizens Bancorp of Virginia, Inc. (OTC Bulletin Board: CZBT), parent company for Citizens Bank and Trust Company, announces today that the Board of Directors approved the quarterly cash dividend of $.16 per share at a regularly scheduled meeting on March 22, 2006.

The cash dividend is payable April 14, 2006, to shareholders of record as of the close of business on April 4, 2006. Based upon the closing stock price recorded on March 21, 2006 of $18.00 per share, this quarterly dividend results in an annualized yield of 3.56%.

Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia with $273 million in assets as of December 31, 2005. Its subsidiary, Citizens Bank and Trust Co., was founded in 1873 and is the second oldest independent bank in Virginia. The bank has ten banking offices in Amelia, Nottoway, Prince Edward, Chesterfield counties, and the City of Colonial Heights, which provide financial services to individuals and small to medium size businesses.

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This press release contains forward-looking statements as defined by federal securities laws.  These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management.  Actual results could differ materially from current projections.  Please refer to Citizens Bancorp’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Citizens’ forward-looking statements.  Citizens Bancorp undertakes no obligation to revise these statements following the date of this press release.